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            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firms" in the Statement of Additional Information and to the use of our report dated April 22, 2011 with respect to the financial statements of RiverSource of New York Variable Annuity Account included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4, No. 333-179335) for the registration of the RiverSource(R) RAVA 5 Advantage Variable Annuity, RAVA 5 Select Variable Annuity and RAVA 5 Access Variable Annuity (offered for contract applications signed on or after April 30, 2012) offered by RiverSource Life Insurance Co. of New York.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 20, 2012

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, No. 333-179335 of RiverSource(R) RAVA 5 Advantage Variable Annuity/ RiverSource(R) RAVA 5 Select Variable Annuity/ RiverSource(R) RAVA 5 Access Variable Annuity (Offered for contract applications signed after April 30, 2012) of our report dated April 20, 2012 relating to the financial statements of RiverSource Life Insurance Co. of New York and to the use of our report dated April 20, 2012 with respect to the financial statements of RiverSource of New York Variable Annuity Account, which appear in such Registration Statement. We also consent to the reference to us as experts under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

                                                   /s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 20, 2012